SECRETARY OF STATE
                               STATE OF NEVADA

                              CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that GERACO, INC. did on February 26, 2001,file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                            IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on February 26, 2001.

                            /s/ Dean Heller

                                Secretary of State

                            By /s/ signature illegible
                               Certification Clerk

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DEAN HELLER                                            FILED # C4527-01
Secretary of State                                     FEB 26 2001
101 North Carson Street,                               IN THE OFFICE OF
Suite 3                                                /S/ DEAN HELLER
Carson City, Nevada 89701                              DEAN HELLER SECRETARY
(775-684-5708                                          OF STATE
                              _________________

                                 Articles of
                                Incorporation
                              _________________

1. Name of Corporation     |    GERACO, INC.
___________________________|__________________________________________________
                           |
2. Resident Agent Name     |    Zurickirch
   And Street Address:     |    3960 Howard Hughes Parkway, 5th floor
                           |    Las Vegas NV 89109
___________________________|__________________________________________________
                           |
3. Shares                  |    Number of shares with par value
                           |    60,000,000 par value .001
                           |
                           |    Number of shares without par value
                           |    None
___________________________|__________________________________________________
                           |
4. Names, Addresses,       |    The First Board of Directors/Trustees shall
   Number of Board of      |    consist of 2 members whose names and addresses
   Directors/Trustees      |    are as follows:
                           |
                           |    1.  Gerald D. Curtis
                           |        8434 W. 68th St Arvada CO 80004
                           |
                           |    2.  Brian Curtis
                           |        8434 W 68th St. Arvada CO 80004
                           |
                           |    3.  _______________________________________
                           |        _______________________________________
                           |
                           |    4.  _______________________________________
                           |        _______________________________________
___________________________|__________________________________________________
                           |
5. Purpose:                |    The purpose of this corporation shall be:
   (Optional - see         |
   instructions)           |
___________________________|__________________________________________________
                           |
6. Other Matters           |
   (See instructions)      |    Number of pages attached: __
___________________________| _________________________________________________
                           |
7. Names, Addresses        |    Gerald D. Curtis       /s/ Gerald Curtis
   and Signatures of       |    8434 W. 68th Street    Arvada CO 80004
   Incorporators:          |
                           |    John Chris Kirch      /s/ John Chris Kirch
                           |    3960 Howard Hughes    Las Vegas NV 89109
                           |    Parkway, 5th Floor
___________________________| _________________________________________________
                           |
8. Certificate of          |    I, John Chris Kirch, Zurickirch, hereby accept
   Acceptance of           |    appointment as Resident Agent for the above
   Appointment of          |    named corporation.
   Resident Agent          |
                           |    /s/ John Chris Kirch   2-21-01
______________________________________________________________________________

                          Articles of Incorporation
                                      of
                                 GERACO, INC.


      This Certificate of Incorporation as contained herein has been duly adopted in accordance with the General Corporation Law of Nevada and filed with the Nevada Secretary of State's office.


                                  ARTICLE I
                                     Name

      The name of this corporation is GERACO, INC. (the "Corporation").


                                  ARTICLE II
                         Registered Office and Agent

      The name of the registered agent of the Corporation is ZURICKIRCH CORP.

      The street address of the registered office of the Corporation in the State of Nevada is 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas, NV 89109.


                                 ARTICLE III
                               Mailing Address

      The mailing address of the Corporation is GERACO, INC. 8434 West 68th St., Arvada, CO 80004

                                  ARTICLE IV
                                   Duration

              This Corporation shall exist perpetually.


                                  ARTICLE V
                                   Purpose

               The purpose or purposes of the Corporation are:

      (1) To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Nevada; and
      (2) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Nevada or any other law of Nevada or by this Certificate of Incorporation together with any power incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                  ARTICLE VI
                                Capital Stock

      The maximum number of shares of capital stock which this Corporation shall have authority to issue is Sixty Million (60,000,000), Consisting of Fifty Million (50,000,000) shares of Common Stock, $.001 par value, and Ten Million (10,000,000) shares of Preferred Stock at $.001 par value. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

      SECTION 1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

      The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

      (1) the number of shares constituting a series, the distinctive designation of a series and the stated value of a series, if different from the par value;

      (2) whether the shares or a series are entitled to any fixed or determinable dividends, the dividend rate (if any) on such shares, whether the dividends are cumulative and the relative rights or priority of dividends on shares of that series;

      (3) whether a series has voting rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

      (4) whether a series will have or receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

      (5) whether the shares of a series are redeemable and the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to he redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

      (6) whether a series will have a sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund;

      (7) the right of a series to the benefit of conditions and restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

      (8) the rights of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority of payment of a series; and

      (9) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

      Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the Common Stock with respect to the same dividend period.

      If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any, payable with respect thereto).

      SECTION 2. Common Stock - General Provisions. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

      Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

      Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

      In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

      SECTION 3.  Common Stock - Other Provisions.

       (a) Voting Rights. The shares of Common Stock shall have the following voting rights:

       (1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

          Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).
       (b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

      (c) Options, Rights or Warrants. The Corporation may make offerings of options, rights or warrants to subscribe for shares of capital stock to all holders of Common Stock if an identical offering is made simultaneously to all the holders of stock. All such offerings of options, rights or warrants shall offer the respective holders of Common Stock the right to subscribe at the same rate per share.


                                 ARTICLE VII
                              Board of Directors

      SECTION 1. Number and Terms. The number of directors which shall constitute the whole Board of Directors shall be determined in the manner provided in the Bylaws of the Corporation. The Board of Directors shall be shall be as nearly equal in number as possible. The initial directors shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until election of their respective successors.

      SECTION 2. Vacancies. Any vacancy on the Board of Directors, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, shall be filled by a majority vote of all remaining directors. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office of directors in which the vacancy occurred.

      SECTION 3. Other Provisions. Notwithstanding any other provision of this Article VII, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock or other securities of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and unless the terms of this Certificate of Incorporation expressly provide otherwise, such directorship shall be in addition to the number of directors provided in the Bylaws and such directors shall not be classified. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                 ARTICLE VIII
                                    Bylaws

      The power to adopt, alter, amend or repeal the Bylaws of the Corporation shall be vested in the Board of Directors. The stockholders of the Corporation may adopt, amend or repeal the Bylaws of the Corporation only by the affirmative vote of holders of at least 66 2/3% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders (the "Voting Stock").

                                  ARTICLE IX
                             Stockholder Meetings

      Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called and noticed meeting of stockholders and may not be taken by consent in writing, unless such action requiring or permitting stockholder approval is approved by a majority of the directors then in office. An action required or permitted to be taken by the stockholders which has been approved by a majority of the directors may be taken by consent in writing if the consent is signed by the record holders of no less than the Voting Stock that would otherwise be required for approval of such action.


                                  ARTICLE  X
                                  Amendments

      The provisions set forth in Articles VI, VII, VIII and IX and in this
Article X may not he repealed, rescinded, altered or amended, and no other provision may be adopted which is inconsistent therewith or impairs in any way the operation or effect thereof, except by the affirmative vote of holders of not less than 66 2/3% of the Voting Stock.

      Consistent with the preceding sentence, the corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation as prescribed by applicable law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed in its corporate name this 22nd day of February, 2001.


                    As approved and adopted by the Board of Directors as of February 22, 2001.





                                          /s/ Gerald D. Curtis
                                          ______________________________
                                          Gerald D. Curtis, President/
                                          Secretary